Exhibit 10.1

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT AWARD AGREEMENT

PATTERSON-UTI ENERGY, INC.
2021 LONG-TERM INCENTIVE PLAN

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is between Patterson-UTI Energy, Inc., a Delaware corporation (the “Company”), and __________________ (the “Recipient”) effective as of the ___ day of ___________, 20__ (the “Grant Date”), pursuant to the Patterson-UTI Energy, Inc. 2021 Long-Term Incentive Plan, as amended from time to time (the “Plan”), which is incorporated by reference herein in its entirety.

WHEREAS, the Company desires to grant to the Recipient the restricted stock units specified herein (the “RSUs”), subject to the terms and conditions of this Agreement and the Plan; and

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:
(a)
“Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of RSUs issued to the Recipient hereunder and the obligation to forfeit and surrender such RSUs to the Company.
(b)
“Restricted Period” shall mean the period designated by the Company during which the RSUs are subject to Forfeiture Restrictions under this Agreement.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.
Grant of Restricted Stock Units. Effective as of the Grant Date, the Company hereby grants to the Recipient pursuant to the terms and conditions of the Plan and this Agreement the following number of RSUs: _______. Each RSU represents the right to receive one share of the Company’s common stock, $0.01 par value per share (“Common Stock”) on the conditions set forth herein. During the Restricted Period, the RSUs will be evidenced by entries in a bookkeeping ledger account which reflect the number of RSUs credited under the Plan for the Recipient’s benefit.
3.
Vesting and Settlement. The RSUs that are granted hereby shall be subject to the Forfeiture Restrictions. The Restricted Period and all of the Forfeiture Restrictions on the RSUs shall lapse and the RSUs shall vest as follows (it being understood that the number of RSUs as to which all restrictions have lapsed and which have vested in the Recipient at any time shall be the greatest of the number of vested RSUs specified in subparagraph (a), (b), (c) or (d) below):
(a)
Subject to continued service as a Director through such date, the Recipient shall become 100% vested as to the RSUs on the first anniversary of the Grant Date.
(b)
If the Recipient’s service as a Director is terminated (including as a result of a failure to be re-elected) before all of the RSUs have vested other than as a result of (i) removal for cause (as determined in the Board’s sole discretion), or (ii) voluntary resignation or refusal to stand for re-election, except where such resignation or refusal to stand for re-election is (x) part of a Board-approved director succession plan, (y) pursuant to the Company’s majority voting policy or (z) a result of physical disability, serious illness or injury that materially impairs her or his ability to continue as a Director, then the Recipient shall become vested in the number of RSUs equal to the product of (A) 100% of the RSUs that are granted hereby, multiplied by (B) a fraction, the numerator of which is the number of days in the period commencing on and including the Grant Date and ending on and including the date of the Recipient’s termination of service, and the denominator of which is 365.
(c)
If the Recipient’s service as a Director is terminated before all of the RSUs have vested as a result of (i) removal for cause (as determined in the Board’s sole discretion), or (ii) voluntary resignation or refusal to stand for re-election, where such resignation or refusal to stand for re-election is not (x) part of a Board-approved director succession plan, (y) pursuant to the Company’s majority voting policy or (z) a result of physical disability, serious illness or injury that materially impairs her or his ability to continue as a Director, then any RSUs that have not vested shall be immediately forfeited and the Recipient shall cease to have any rights with respect to such forfeited RSUs.
(d)
Upon the occurrence of a Change of Control, the RSUs that have not vested as of the date of such Change of Control shall be 100% vested; provided, however, that this subparagraph (d) shall not apply if the Recipient is the Covered Person or forms part of the Covered Person for purposes of such Change of Control.

RSUs that do not become vested pursuant to subparagraphs (a), (b) or (d) above shall be forfeited and the Recipient shall cease to have any rights with respect to such forfeited RSUs.

On the date the RSUs granted hereunder become vested, the Recipient shall be entitled to receive one Share, which shall be delivered or transferred as soon as administratively practicable thereafter, in exchange for each vested RSU granted hereunder and after such delivery or transfer the Recipient shall have no further rights with respect to such RSU. The Company shall cause to be delivered or transferred to the Recipient (or the Recipient’s legal representative or heir) a stock certificate representing those shares of the Common Stock issued in exchange for RSUs awarded hereby or shall cause the shares to be registered on the applicable stock transfer records in the Recipient’s (or the Recipient’s legal representative’s or heir’s) name, and such shares of the Common Stock shall be transferable by the Recipient (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable federal or state securities law).

4.
Dividend Equivalents. During the Restricted Period, Dividend Equivalents with respect to the RSUs shall be accrued and credited, without interest, to a notional account and shall be subject to the same vesting and payment schedule as the underlying RSUs and payable in cash.
5.
Section 409A. The RSUs granted hereby are subject to the payment timing and other restrictions set forth in Section 12.14 of the Plan.
6.
Transfer Restrictions. The RSUs granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby. Notwithstanding the foregoing, the Recipient may assign or transfer the RSUs granted hereby pursuant to a domestic relations order or with the consent of the Committee (i) for charitable donations; (ii) to the Recipient’s spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), or (iii) a trust for the benefit of the Recipient or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and this Award Agreement and shall execute an agreement satisfactory to the Company evidencing such obligations, relating to the RSUs; and provided further that the Recipient shall remain bound by the terms and conditions of the Plan. Further, any Shares delivered upon the vesting of the RSUs awarded hereunder may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws, and the Recipient agrees (y) that the Company may refuse to cause the transfer of such shares to be registered on the applicable stock transfer records if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law, and (z) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of such shares.
7.
Capital Adjustments and Reorganizations. The existence of the RSUs shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization, joint venture, subsidiary or division sale, or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.
8.
No Fractional Shares. All provisions of this Agreement concern whole Shares. Notwithstanding anything contained in this Agreement to the contrary, if the application of any provision of this Agreement would yield a fractional share, such fractional share shall be rounded down to the next whole Share.
9.
No Obligation to Retain Services. This Agreement is not a services or employment agreement, and no provision of this Agreement shall be construed or interpreted to guarantee the Recipient the right to remain a Director for any specified term.
10.
Amendment and Waiver. Except as otherwise provided in Section 11.1 of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Recipient. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the

Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or of any breach of any term or condition, contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other term or condition, or a waiver of any breach of any other term or condition.
11.
Governing Law and Severability. This Agreement and all determinations made and actions taken hereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, and construed accordingly. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.
12.
Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the RSUs granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Recipient and the Recipient’s Permitted Assignees, executors, administrators, agents, legal and personal representatives.
13.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.
14.
Grant Subject to Terms of Plan and this Agreement. The Recipient acknowledges and agrees that the grant of the RSUs hereunder is made pursuant to and governed by the terms of the Plan and this Agreement, ratifies and consents to any action taken by the Company, the Board or the Committee concerning the Plan and agrees that the grant of the RSUs pursuant to this Agreement is subject in all respects to the more detailed provisions of the Plan.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Recipient has executed this Agreement, all effective as of the date first above written.

PATTERSON-UTI ENERGY, INC.:

By:_________________________________________
Name:
Title:

RECIPIENT:

____________________________________________
[Name]
Address:_____________________________________
_____________________________________
_____________________________________
Facsimile No.: ________________________________